UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 8, 2018

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 8, 2018, the Board of Directors of PASSUR Aerospace, Inc. (the "Company"), upon the recommendation of the Audit Committee of the Board of Directors and the Company's management, and after discussion with the Company's independent registered public accounting firm, BDO USA, LLP, determined that the Company's audited consolidated financial statements for the years ended October 31, 2016 and October 31, 2015 and the related report of the independent public accounting firm thereon, as presented in the Company's reports previously filed with the Securities and Exchange Commission (the "SEC"), should no longer be relied upon as a result of the accounting errors described below.

The Company has concluded that it has mistakenly capitalized certain general and administrative costs associated with software development and manufacturing and installations of fixed assets, which costs should have been expensed as incurred.  The Company is revising its capitalization policies related to software development and manufacturing and installations of fixed assets.  The Company estimates that the accounting errors described in this report will have the following impact on the Company's financial statements:
•
As of October 31, 2015, the Company is reducing the net book value of capitalized software by approximately $787,000, reducing the net book value of the PASSUR Network by approximately $554,000 and increasing the accumulated deficit by approximately $1,341,000.

•
The Company does not believe that the impact of the accounting errors discussed in this report on the Company's statement of operations and statement of cash flows for all the periods presented in fiscal year 2017, the year ended October 31, 2016,  and as of and for the year ended October 31, 2015 and prior years would be material because the net amounts of costs capitalized and depreciation and amortization expenses recognized in each such year are not materially different.

The Company intends to correct the accounting errors described in this report in its Annual Report on Form 10-K for the year ended October 31, 2017, which will present the Company's restated audited consolidated financial statements for the year ended October 31, 2016, together with appropriate footnote disclosure of the errors and the corrected amounts for such year. The Company does not intend to amend any Quarterly Reports on Form 10-Q filed during the 2017 fiscal year, as the impact of the accounting errors described in this report on the quarters ended January 31, April 30 and July 31, 2017 will be corrected in the Company's Annual Report on Form 10-K for the year ended October 31, 2017, which will include appropriate footnote disclosure of the errors and the corrected amounts for each such quarter. The Company expects to file with the SEC its Annual Report on Form 10-K for the year ended October 31, 2017 on February 12, 2018.

The Audit Committee and the Company's management have discussed the matters described in this Current Report on Form 8-K with the Company's independent registered public accounting firm, BDO USA, LLP.

Caution Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions, and are identified by words such as "will", "expects", "estimates", "projects", "anticipates", "believes", "intends", "plans", "may", "pending", "continues", "should", "could" and other similar words. All statements other than statements of historical fact are forward-looking statements and such forward-looking statements, including statements of management's expectations and beliefs, are based on preliminary information and assumptions and expectations of future events.  The Company cannot and does not guarantee that such information, assumptions, and expectations are accurate or will be realized. These forward-looking statements are not guarantees of future performance or results, and should be evaluated in light of important risk factors, assumptions, and uncertainties that could cause the Company's results to differ in material respects, including those related to customer needs, budgetary constraints, competitive pressures, the success of airline trials, the profitable use of the Company's owned PASSURs located at major airports, the Company's maintenance of above average quality of its product and services, as well as potential regulatory changes. Further information regarding some of the factors that could affect the Company's results and cause those results to vary materially from those currently anticipated is contained on Forms 10-K - including under the heading entitled "Risk Factors", 10-Q, and other reports filed with the Securities and Exchange Commission. In addition, undue reliance should not be placed on the Company's forward-looking statements.  Any forward-looking statement made by the Company in this press release speaks only as of the date on which we made it.  Except as required by law, the Company disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events, or other developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.
By:  /s/ Louis J. Petrucelly
Name:  Louis J. Petrucelly
 Title:   SVP and Chief Financial Officer

Date:  February 12, 2018